EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Arterior Solutions Corp.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated May 18th, 2026, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period June 23, 2025, to April 30, 2026.

/S/ Lateef Awojobi

LAO PROFESSIONALS

PCAOB No:7057

Lagos, Nigeria

May 19, 2026